Exhibit 10.54

AMENDMENT TO
SECURITY AGREEMENT AND JOINDER AGREEMENT

This AMENDMENT TO SECURITY AGREEMENT AND JOINDER AGREEMENT (this “Amendment and Joinder”) is made effective as of November 5, 2007, by and among Averion International Corp., a Delaware corporation (the “Company”), Averion Inc., a Delaware corporation (“Averion Inc.”), and IT&E International, a California corporation (“IT&E”), on the one hand, and ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”), Cumulus Investors, LLC, a Nevada limited liability company (“Cumulus”), Dr. Philip T. Lavin, an individual (“Lavin”), Gene Resnick, M.D., an individual (“Resnick”), MicroCapital Fund, Ltd., a Cayman-domiciled investment corporation (“MicroCap Ltd.”), and MicroCapital Fund LP, a Delaware limited partnership (“MicroCap LP”), on the other hand. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, on the one hand, and ComVest, Cumulus and Lavin (collectively, the “Original Buyers”), on the other hand, previously entered into that certain Securities Purchase Agreement dated as of October 31, 2007 (the “Agreement”), pursuant to which the Company sold Twenty Four Million Dollars ($24,000,000) of senior secured notes (the “Notes”) and issued an aggregate of one hundred fifteen million two hundred thousand (115,200,000) shares of the Company’s common stock (the “Shares”) to the Original Buyers on October 31, 2007 (the “Initial Closing”);

WHEREAS, pursuant to the Agreement, an additional closing (the “Additional Closing”) was scheduled to occur within thirty (30) days after the Initial Closing, whereby ComVest would purchase additional Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) (the “Additional Notes”) and additional shares of the Company’s common stock in the aggregate amount of nine million six hundred thousand (9,600,000) Shares (the “Additional Shares”);

WHEREAS, concurrently herewith, the Agreement is being amended to amend the Schedule of Buyers to provide that Resnick, MicroCap Ltd. and MicroCap LP (collectively, the “Additional Buyers”) will now participate in the Additional Closing and purchase the Additional Notes and Additional Shares in place of ComVest;

WHEREAS, concurrently with the Initial Closing, the Company, Averion Inc. and IT&E (collectively, the Debtor”) and Cumulus, in its capacity as Collateral Agent and for the benefit of itself and the Original Buyers (the “Collateral Agent”), entered into that certain Security Agreement (the “Security Agreement”), pursuant to which the Debtor granted a security interest in and lien upon all of the Debtor’s assets as security for the performance of the Company’s obligations under the Notes;

WHEREAS, pursuant to Section 5.12 of the Security Agreement, the Original Buyers entered into the Security Agreement solely for the purposes of appointing Cumulus as their Collateral Agent to act as the secured party (the “Secured Party”) under the Security Agreement;

WHEREAS, pursuant to Section 5.4 of the Security Agreement, the Company and Collateral Agent, must consent to any amendment to the Security Agreement, and any such amendment approved by the requisite consent is binding on all of the parties to the Agreement; and

WHEREAS, the Company, Original Buyers and Collateral Agent now desire to permit the Additional Buyers to become parties to the Security Agreement and to be entitled to all the same rights and privileges granted to the Original Buyers pursuant thereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1.                                       Joinder of Additional Buyers. Each of the Additional Buyers hereby joins in the execution of the Security Agreement. By executing this Amendment and Joinder, the Company and each of the Original Buyers, who represent all of the Buyers that participated in the Initial Closing, hereby agree that each of the Additional Buyers is a “Buyer” under the Security Agreement with the same force and effect as if originally named therein as a Buyer. Each reference to a “Buyer” in the Security Agreement shall be deemed to include each of the Additional Buyers.

2.                                       Consent of Additional Buyers to Appointment of Cumulus as Collateral Agent and To Be Bound by Section 5.12 of the Security Agreement.

a.                                       Pursuant to Section 5.12 of the Security Agreement, each Additional Buyer hereby irrevocably appoints and authorizes Cumulus to act as Secured Party, in its capacity as Collateral Agent, on such Additional Buyer’s behalf under the Security Agreement, and to enter into each of the Financing Documents (as defined in the Security Agreement) to which Cumulus is a party (in its capacity as Secured Party and/or Collateral Agent, as applicable) on such Additional Buyer’s behalf and to take such actions as Collateral Agent on such Additional Buyer’s behalf and to exercise such powers under the Financing Documents as are delegated to Cumulus as Secured Party or Collateral Agent (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto.

b.                                      Each of the Additional Buyers further agrees and consents to be bound by all applicable terms, conditions, and obligations set forth in Section 5.12 of the Security Agreement.

3.                                       Full Force and Effect. Except as modified above, all other terms and provisions of the Security Agreement shall remain in full force and effect in accordance with their terms.

4.                                       Miscellaneous.

a.                                       Agreement Amended. Subject to the provisions of this Section 4, this Amendment and Joinder shall be deemed to be an amendment to the Security Agreement. All references to the Security Agreement in any other document, instrument agreement or writing hereafter shall be deemed to refer to the Security Agreement as amended hereby.

b.                                      Successors and Assigns. This Amendment and Joinder shall be binding upon and inure to the benefit of the Company, the Collateral Agent, the Original Buyers and the Additional Buyers and their respective successors and assigns.

c.                                       Governing Law. This Amendment and Joinder and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

d.                                      Counterparts. This Amendment and Joinder may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document. This Amendment and Joinder may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT TO SECURITY AGREEMENT AND JOINDER AGREEMENT to be duly executed and delivered as of the day and year first above written.

DEBTORS:

AVERION INTERNATIONAL CORP., a Delaware corporation

By:	/s/ Christopher G. Codeanne
Name: Christopher G. Codeanne
Title: Chief Financial Officer
FEIN: 36-4599174

AVERION INC., a Delaware corporation

By:	/s/ Philip T. Lavin, Ph.D.
Name: Philip T. Lavin, Ph.D.
Title: Chief Executive Officer
FEIN: 20-5359126

IT&E INTERNATIONAL, a California corporation

By:	/s/ Philip T. Lavin, Ph.D.
Name: Philip T. Lavin, Ph.D.
Title: Chief Executive Officer
FEIN: 77-0436157

[Debtors Signature Page to Amendment to Security Agreement and Joinder Agreement]

SECURED PARTY:

Cumulus Investors, LLC, in its capacity as Collateral Agent for the Buyers

By:	/s/ Nader C. Kazeminy
Name: Nader C. Kazeminy
Title: Chairman and President

Notice Address:

8500 Normandale Lake Boulevard
Suite 650
Bloomington, MN 55437

[Secured Party Signature Page to Amendment to Security Agreement and Joinder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT TO SECURITY AGREEMENT AND JOINDER AGREEMENT to be duly executed and delivered as of the day and year first above written.

ADDITIONAL BUYERS:

As Execution of the Amendment and Joinder and for purposes of Section 5.12 of the Security Agreement

/s/ Dr. Gene Resnick
DR. GENE RESNICK, in his individual capacity

MICROCAPITAL FUND, LTD., a Cayman- domiciled investment corporation

By:	/s/ Ian P. Ellis
Name: Ian P. Ellis
Title: Director

MICROCAPITAL FUND LP, a Delaware limited partnership

By:	/s/ Ian P. Ellis
Name: Ian P. Ellis
Title: President

[Buyer Signature Page to Amendment to Security Agreement and Joinder Agreement]